   NEWS RELEASE

Contacts:
Gastar Exploration Inc.
J. Russell Porter, Chief Executive Officer
713-739-1800 / rporter@gastar.com

Investor Relations Counsel:
Lisa Elliott / lelliott@DennardLascar.com
Anne Pearson / apearson@DennardLascar.com
Dennard-Lascar Associates: 713-529-6600

Gastar Exploration Updates Initial Utica/Point Pleasant Well

HOUSTON, June 16, 2014 - Gastar Exploration Inc. (NYSE MKT: GST) (“Gastar”) reported today that it has reached total depth on the vertical pilot hole for its first Utica/Point Pleasant well in Marshall County, West Virginia. The Simms 5-UH well was drilled to a total depth of 11,410 feet and encountered approximately 92 net feet of pay in the Point Pleasant formation with measured porosities up to 17%. Gastar expects estimated formation pressures to be approximately 9,400 psi upon completion of the well.
Gastar is currently plugging back the well in order to drill a 4,200 foot horizontal section in the Point Pleasant formation. After drilling the lateral, a 23-stage completion is planned followed by a three week “soaking” of the well with first production expected in late August 2014.
Gastar’s President and CEO, J. Russell Porter, commented, “These results have confirmed our expectations regarding the Utica/Point Pleasant formation. As a result of this information, and the Utica/Point Pleasant results reported by other nearby operators, we are planning to move forward with a program that should rapidly de-risk this asset and add substantial net asset value to Gastar.”
About Gastar Exploration
Gastar Exploration Inc. is an independent energy company engaged in the exploration, development and production of oil, natural gas, condensate and natural gas liquids in the United States. Gastar's principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar is currently pursuing development within the primarily oil-bearing reservoirs of the Hunton Limestone horizontal oil play in Oklahoma and the development of liquids-rich natural gas in the Marcellus Shale play and dry gas in the Utica Shale play in West Virginia. For more information, visit Gastar's website at www.gastar.com.
Forward Looking Statements
This news release includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "will," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by our banks; risks relating to the absence or delay in receipt of government approvals or fourth party consents; risks relating to our ability to integrate acquired assets with ours and to realize the anticipated benefits from such acquisitions; and other risks described in Gastar's Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission ("SEC"), available at the SEC's website at www.sec.gov. Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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